UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2024

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At O’Reilly Automotive, Inc.’s (the “Company”) 2024 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 16, 2024, the Company’s shareholders elected Greg Henslee, David O’Reilly, Larry O’Reilly, Thomas T. Hendrickson, Gregory D. Johnson, John R. Murphy, Dana M. Perlman, Maria A. Sastre, Andrea M. Weiss, and Fred Whitfield to serve as members of the Company’s Board of Directors (the “Board”) until the annual meeting of the Company’s shareholders in 2025 and until his or her successor has been duly elected and qualified.

Following the Annual Meeting, one member of the Board, Jay D. Burchfield, tendered his notice of resignation from the Board, consistent with the Board’s mandatory retirement age policy and after his successor had been duly elected at the Annual Meeting, and the Board accepted his resignation.

The members of the Board’s Audit Committee, Human Capital and Compensation Committee, and Corporate Governance/Nominating Committee are set forth below.  The purposes and functions of the respective committees remain unchanged.  In addition, Thomas T. Hendrickson was selected to serve as Independent Lead Director.

Audit Committee

Members:	Thomas T. Hendrickson (Chair), John R. Murphy, Dana M. Perlman, Andrea M. Weiss

Human Capital and Compensation Committee

Members:	John R. Murphy (Chair), Maria A. Sastre, Andrea M. Weiss, and Fred Whitfield

Corporate Governance/Nominating Committee

Members:	Dana M. Perlman (Chair), Thomas T. Hendrickson, Maria A. Sastre, and Fred Whitfield

Item 5.07 – Submission of Matters to a Vote of Security Holders

Of the 59,027,035 shares entitled to vote at the Annual Meeting, 53,347,599 shares were present in person or by proxy.  At the Annual Meeting, the shareholders were asked to vote on three Company proposals and one shareholder proposal.  A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

(a)	The individuals listed in the table below were elected as directors, to hold office until the annual meeting of the Company’s shareholders in 2025 and until his or her successor has been duly elected and qualified. The voting results for each such director are as follows:

	Number of Shares
Name of Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Greg Henslee	45,380,435	2,972,550	34,160	4,960,454
David O'Reilly	45,907,835	2,445,865	33,445	4,960,454
Larry O'Reilly	43,247,444	5,088,292	51,409	4,960,454
Gregory D. Johnson	46,011,767	2,327,946	47,432	4,960,454
Thomas T. Hendrickson	43,781,233	4,505,780	100,132	4,960,454
John R. Murphy	42,960,029	5,347,999	79,117	4,960,454
Dana M. Perlman	45,000,246	3,307,532	79,367	4,960,454
Maria A. Sastre	46,017,954	2,307,615	61,576	4,960,454
Andrea M. Weiss	46,997,852	1,333,027	56,266	4,960,454
Fred Whitfield	46,033,063	2,246,498	107,584	4,960,454

(b)	The shareholders voted to approve, by a non-binding, advisory vote, the 2023 compensation of the Company’s Named Executive Officers (NEOs). The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
43,776,382	4,448,488	162,275	4,960,454

(c)	The shareholders voted to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2024. The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain
50,285,254	3,021,215	41,130

(d)	The shareholders voted against the shareholder proposal entitled “Independent Board Chairman.” The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
19,607,787	28,680,046	99,312	4,960,454

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)